Exhibit 23








                                CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Federated Department Stores, Inc.

We consent to the use of our report dated March 4, 1997 on the consolidated financial statements of Federated
Department Stores, Inc. and subsidiaries as of February
1, 1997 and February 3, 1996, and for the fifty-two week period ended February 1, 1997, the fifty-three week period ended February 3, 1996, and the fifty-two week period ended January 28, 1995, incorporated herein by reference.




                          /s/ KPMG Peat Marwick LLP





Cincinnati, Ohio
January 15, 1998